UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): SEPTEMBER 23, 2004



                            SILVERSTAR HOLDINGS, LTD.
             (Exact name of registrant as specified in its charter)


            BERMUDA                        0-27494                   N/A
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)


            CLARENDON HOUSE, CHURCH STREET, HAMILTON, HM CX, BERMUDA
             (Address of Principal Executive Offices with Zip Code)



       Registrant's telephone number, including area code: (441) 295-1422



                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On September 23, 2004, the Company issued the following press release:

CONTACT:
CLIVE KABATZNIK
SILVERSTAR HOLDINGS
(561) 479-0040
CLIVE@SILVERSTARHOLDINGS.COM

                     SILVERSTAR HOLDINGS REPORTS RESULTS FOR
                            YEAR ENDED JUNE 30, 2004

                 PROFIT OF $0.12 PER SHARE VERSUS $0.01 IN 2003
                    REFLECTS IMPROVEMENT IN OPERATING RESULTS

BOCA RATON, FL- September 23, 2004 - Silverstar Holdings, Ltd. (Nasdaq:SSTR) today reported net income of $0.12 per share for the fiscal year ended June 30, 2004.

The Company generated revenues of $2,367,463 for the year with net income of $1,002,523 or $0.12 per share. Included in net income was a non-cash foreign currency gain related to its South African assets of $1,287,291. Interest income for the year was $603,352.

For fiscal 2003, the Company earned net income of $69,348 or $0.01 per share on revenues of $3,141,448. Included in net income was a foreign currency gain of $1,763,115. Interest income for the year was $638,011.

Clive Kabatznik, Chief Executive Officer of Silverstar Holdings, said: "The net income for fiscal 2004 reflects not only the increase in the value of our remaining South African assets, but also reflects a return to profitability for our operating subsidiary, Fantasy Sports, Inc."

"During fiscal 2004, we focused on operational profitability through the reduction of expenses and the jettisoning of unprofitable revenue lines. As a result, Fantasy Sports achieved profitability for the fiscal year, and we anticipate this subsidiary to generate improved operating profits over the next twelve months."

"Magnolia Broadband continues to make excellent progress towards producing and selling innovative wireless chip sets for the mobile cell phone market. Magnolia's proposed product offerings have generated extremely positive industry feedback, as well as financial backing from major venture capitalists. We are optimistic that this investment will generate value for Silverstar in the medium term. "

Mr. Kabatznik concluded, "Over the past year, we have evaluated a number of strategic options to enhance shareholder value. We continue to seek appropriate opportunities to enhance our revenues and income, both organically and through acquisitions."

About Silverstar Holdings

Silverstar Holdings Ltd. is a publicly traded company, focusing on acquiring controlling positions in high growth subscription based businesses that stand to benefit from the economies of scale generated by Internet and other technology related platforms. It currently owns Fantasy Sports, Inc., a dominant provider of fee based NASCAR related and other fantasy sports games, as well as a stake in Magnolia Broadband, a fab-less semiconductor company and innovator of radio frequency (RF) solutions for the cellular industry.

The statements which are not historical facts contained in this press release are forward looking statements that involve certain risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, regulatory approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the company's filings with the Securities and Exchange Commission.
                                      # # #

                            SILVERSTAR HOLDINGS, LTD.
                       CONSOLIDATED STATEMENT OF EARNINGS
--------------------------------------------------------------------------------
                                             YEAR ENDED           YEAR ENDED
                                           JUNE 30, 2004        JUNE 30, 2003

Revenues                                    $2,367,463           $3,141,448

Income from
Continuing operations                       $1,030,105           $1,069,049

Discontinued Operations                         -                $(736,947)

Loss on disposition of
Discontinued operations                     $(27,582)            $(262,754)

Net Income                                  $1,002,523           $69,348

Net Income Per Share:
Continuing operations                       $0.12                $0.12
Discontinued operations                          -               $(0.11)
Net income                                  $0.12                $0.01

Average Number of Shares Outstanding        8,575,579            8,704,620



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                                    SIGNATURE
                                    ---------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    September 27, 2004


                                             SILVERSTAR HOLDINGS, LTD.


                                            By: /s/ Clive Kabatznik
                                                --------------------------------
                                                Name:  Clive Kabatznik
                                                Title: Chief Executive Officer